[ANDREWS KURTH LLP LETTERHEAD]

December 13, 2005

Board of Directors
Frontier Oil Corporation
10000 Memorial Drive, Suite 600
Houston, Texas 77024-3411

Ladies and Gentlemen:

We have acted as special counsel to Frontier Oil Corporation, a Wyoming corporation (“Frontier”), Frontier Oil and Refining Company, a Delaware corporation (“FORC”), Frontier Refining & Marketing Inc., a Delaware corporation (“FRMI”), Frontier Holdings Inc., a Delaware corporation (“FHI”), Frontier Refining Inc., a Delaware corporation (“FRI”), Frontier El Dorado Refining Company, a Delaware corporation (“FEDRC”), and Frontier Pipeline Inc., a Delaware corporation (“FPI” and together with FORC, FRMI, FHI, FRI and FEDRC, the “Guarantors,” and collectively with Frontier, the “Companies”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), (A) by Frontier of (i) common stock (the “Common Stock”), (ii) preferred stock (the “Preferred Stock”), (iii) senior and subordinated debt securities (the “Debt Securities”), (iv) warrants (the “Warrants”), (v) units (the “Units”) and (vi) purchase contracts (the “Purchase Contracts”), and (B) by the Guarantors of guarantees (the “Guarantees”) with respect to the Debt Securities. The Common Stock, Preferred Stock, Debt Securities, Warrants, Units, Purchase Contracts and Guarantees are referred to herein collectively as the “Securities.” All capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Registration Statement or in the applicable Indenture (as defined below), as the case may be.

The Debt Securities will be issued pursuant to (i) a senior indenture (the “Senior Indenture”) or (ii) a subordinated indenture (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”), in each case, between Frontier and a financial institution to be named therein, as trustee. The Warrants will be issued pursuant to a warrant agreement (the “Warrant Agreement”) between Frontier and a warrant agent. The Purchase Contracts will be issued pursuant to a purchase contract agreement (the “Purchase Contract Agreement”) between Frontier and a purchase contract agent.

In arriving at the opinions expressed below, we have examined the following:

(i)  the Certificate of Incorporation, as amended, of FORC, certified by the Secretary of State of the State of Delaware on December 5, 2005, and certified by the Secretary of FORC as presently in effect and as in effect at the time of the adoption of the resolutions of the board of directors of FORC referred to below;

(ii)  the Bylaws of FORC, certified by the Secretary of FORC as presently in effect and as in effect at the time of the adoption of the resolutions of the board of directors of FORC referred to below;

(iii)  a copy of certain resolutions of the board of directors of FORC adopted on November 30, 2005, certified by the Secretary of FORC;

(iv)  a certificate from the Secretary of State of the State of Delaware dated December 5, 2005, as to the good standing and legal existence under the laws of the State of Delaware of FORC;

(v)  the Certificate of Incorporation, as amended, of FRMI, certified by the Secretary of State of the State of Delaware on December 5, 2005 and certified by the Secretary of FRMI as presently in effect and as in effect at the time of the adoption of the resolutions of the board of directors of FRMI referred to below;

(vi)  the By-laws of FRMI, certified by the Secretary of FRMI as presently in effect and as in effect at the time of the adoption of the resolutions of the board of directors of FRMI referred to below;

(vii)  a copy of certain resolutions of the board of directors of FRMI adopted on November 30, 2005, certified by the Secretary of FRMI;

(viii)  a certificate from the Secretary of State of the State of Delaware dated December 5, 2005, as to the good standing and legal existence under the laws of the State of Delaware of FRMI;

(ix)  the Certificate of Incorporation, as amended, of FHI, certified by the Secretary of State of the State of Delaware on December 5, 2005 and certified by the Secretary of FHI as presently in effect and as in effect at the time of the adoption of the resolutions of the board of directors of FHI referred to below;

(x)  the By-laws of FHI, certified by the Secretary of FHI as presently in effect and as in effect at the time of the adoption of the resolutions of the board of directors of FHI referred to below;

(xi)  a copy of certain resolutions of the board of directors of FHI adopted on November 30, 2005, certified by the Secretary of FHI;

(xii)  a certificate from the Secretary of State of the State of Delaware dated December 5, 2005 as to the good standing and legal existence under the laws of the State of Delaware of FHI;

(xiii)  the Certificate of Incorporation of FRI, certified by the Secretary of State of the State of Delaware on December 5, 2005 and certified by the Secretary of FRI as presently in effect and as in effect at the time of the adoption of the resolutions of the board of directors of FRI referred to below;

(xiv)  the By-laws of FRI, certified by the Secretary of FRI as presently in effect and as in effect at the time of the adoption of the resolutions of the board of directors of FRI referred to below;

(xv)  a copy of certain resolutions of the board of directors of FRI adopted on November 30, 2005, certified by the Secretary of FRI;

(xvi)  a certificate from the Secretary of State of the State of Delaware dated December 5, 2005 as to the good standing and legal existence under the laws of the State of Delaware of FRI;

(xvii)  the Certificate of Incorporation of FEDRC, certified by the Secretary of State of the State of Delaware on December 5, 2005 and certified by the Secretary of FEDRC as presently in effect and as in effect at the time of the adoption of the resolutions of the board of directors of FEDRC referred to below;

(xviii)  the Bylaws of FEDRC, certified by the Secretary of FEDRC as presently in effect and as in effect at the time of the adoption of the resolutions of the board of directors of FEDRC referred to below;

(xix)  a copy of certain resolutions of the board of directors of FEDRC adopted on November 30, 2005, certified by the Secretary of FEDRC;

(xx)  a certificate from the Secretary of State of the State of Delaware dated December 5, 2005 as to the good standing and legal existence under the laws of the State of Delaware of FEDRC;

(xxi)  the Certificate of Incorporation FPI, certified by the Secretary of State of the State of Delaware on December 5, 2005 and certified by the Secretary of FPI as presently in effect and as in effect at the time of the adoption of the resolutions of the board of directors of FPI referred to below;

(xxii)  the By-laws of FPI, certified by the Secretary of FPI as presently in effect and as in effect at the time of the adoption of the resolutions of the board of directors of FPI referred to below (collectively with the documents referred to in clauses (i), (ii), (v), (vi), (ix), (x), (xiii), (xiv), (xvii), (xviii), (xxi) and (xxii) (the “Organizational Documents”);

(xxiii)  a copy of certain resolutions of the board of directors of FPI adopted on November 30, 2005, certified by the Secretary of FPI;

(xxiv)  a certificate from the Secretary of State of the State of Delaware dated December 5, 2005 as to the good standing and legal existence under the laws of the State of Delaware of FPI;

(xxv)  the Registration Statement;

(xxvi)  the Prospectus;

(xxvii)  the Indentures in the forms filed as Exhibits 4.1 and 4.2 to the Registration Statement; and

(xxviii)  the originals or copies, certified or otherwise identified to our satisfaction, of such other instruments and other certificates of public officials, officers and representatives of the Companies and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination of documents executed by parties other than the Guarantors, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

In rendering the opinions expressed below with respect to the Securities, we have assumed that:

   (i)  any Supplemental Indenture to any of the Indentures and any Board Resolution and/or any Officer’s Certificate executed and delivered pursuant to any of the Indentures, in any such case, pursuant to which any Debt Securities are issued, will comply with such Indenture as theretofore supplemented, and the form and terms of such Debt Securities will comply with such Indenture as then supplemented (including by any such Supplemental Indenture) and any such Board Resolution and/or Officer’s Certificate; and

      (ii)  the form and terms of such Debt Securities, when established, the form and terms of any Warrants, Units, Purchase Contracts or Guarantees, and the form and terms of any and all Securities or other securities (or other obligations, rights, currencies, commodities or other subject matter) guaranteed thereby (in the case of the Guarantees) or comprising the same or subject thereto (in the case of the Warrants, Units and Purchase Contracts), the issuance, sale and delivery thereof by Frontier, and the incurrence and performance of any issuer’s respective obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Indenture, Warrant Agreement, unit agreement, Purchase Contract Agreement or Guarantee Agreement) in accordance with the terms thereof, will comply with, and will not violate, any of the Organizational Documents, the Articles of Incorporation and Bylaws of Frontier or any applicable law, rule, regulation, order, judgment, decree, award or agreement binding upon the applicable issuer or guarantor, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities and Guarantees. In addition, except in the case of Guarantees, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Security or the receipt by the Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the board of directors of each affected issuer and the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.  With respect to any series of Debt Securities to be issued under the Senior Indenture, when (a) the applicable supplement, if any, to the Senior Indenture, has been duly authorized and validly executed and delivered by Frontier and the trustee under the Senior Indenture, or the applicable Board Resolution has been duly authorized and validly executed and delivered by Frontier, or the applicable Officer’s Certificate has been validly executed and delivered by a duly authorized officer of Frontier, in each case, in accordance with the terms of the Senior Indenture, (b) the Senior Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) Frontier has taken all necessary action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of the Senior Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of Frontier, upon payment (or delivery) of the consideration therefor provided for therein, the Debt Securities of such series will constitute valid and legally binding obligations of Frontier.

2.  With respect to any series of Debt Securities to be issued under the Subordinated Indenture, when (a) the applicable supplement, if any, to the Subordinated Indenture has been duly authorized and validly executed and delivered by Frontier and the trustee under the Subordinated Indenture, or the applicable Board Resolution has been duly authorized and validly executed and delivered by Frontier, or the applicable Officer’s Certificate has been validly executed and delivered by a duly authorized officer of Frontier, in each case, in accordance with the terms of the Subordinated Indenture, (b) the Subordinated Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) Frontier has taken all necessary action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of the Subordinated Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of Frontier, upon payment (or delivery) of the consideration therefor provided for therein, the Debt Securities of such series will constitute valid and legally binding obligations of Frontier.

3.  With respect to Warrants to be issued under a Warrant Agreement, when (a) Frontier has taken all necessary action to approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, (b) the Warrant Agreement has been duly authorized and validly executed and delivered by Frontier and the warrant agent under the Warrant Agreement and (c) such Warrants have been duly executed, authenticated, issued and delivered in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of Frontier, upon payment (or delivery) of the consideration therefor provided for therein, such Warrants will constitute valid and legally binding obligations of Frontier.

4.  With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve (i) the issuance and terms of the Units, (ii) the issuance and terms of the Common Stock which is a component of the Units, the terms of the offering thereof and related matters, (iii) the issuance and terms of the Preferred Stock which is a component of the Units, the Terms of the offering thereof and related matters, (iv) the issuance and terms of the applicable series of Debt Securities which are a component of the Units, the terms of the offering thereof and related matters, (v) the execution and terms of the Warrants which are a component of the Units, the terms of the offering thereof and related matters and (vi) the execution and terms of the Purchase Contracts which are a component of the Units, the terms of the offering thereof and related matters, (b) taking of all necessary corporate or other required action to authorize and approve the issuance and terms of debt obligations, including U.S. treasury securities (“Third-Party Debt Securities”), which are a component of the Units and related matters by the board of directors of each third party, or a duly constituted and acting committee of such board or duly authorized officers of each third party with the power to authorize and approve the same and (b) due execution, authentication, in the case of the applicable series of Debt Securities and Third-Party Debt Securities, issuance and delivery of (i) the applicable Units, (ii) such Purchase Contracts, (iii) such series of Debt Securities and (iv) such Third-Party Debt Securities, in each case upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of Frontier and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement, in the case of the Purchase Contracts, the applicable Indenture, in the case of a series of Debt Securities and any applicable indenture, in the case of such Third-Party Debt Securities, such Units will constitute valid and legally binding obligations of Frontier.

5.  With respect to the Purchase Contracts, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms for the issuance of Purchase Contracts, the terms of the applicable offering thereof and related matters by the board of directors of Frontier, (b) due authorization and valid execution and delivery of the Purchase Contract Agreement by Frontier and the purchase contract agent under the Purchase Contract Agreement and (c) due execution, issuance and delivery of the applicable Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of Frontier and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement, the Purchase Contracts will constitute valid and legally binding obligations of Frontier.

6.  With respect to the Guarantees, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of the Guarantees and the Debt Securities to which they pertain, the terms of the offering thereof and related matters, (b) the Senior Indenture or Subordinated Indenture, as then and theretofore supplemented, pursuant to which the Guarantees will be issued, has been duly qualified under the Trust Indenture Act of 1939, as amended, and (c) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Senior Indenture or Subordinated Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of Frontier, upon payment (or delivery) of the consideration for such Debt Securities provided for therein, such Guarantees will constitute valid and legally binding obligations of the Guarantors.

Each of our opinions above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

We express no opinion other than as to the laws of the State of New York. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are “experts” under the Securities Act or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

Very truly yours,

/s/ Andrews Kurth LLP